UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units, no par value	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 18, 2020, at the 2020 Annual Meeting of Limited Partners, the unitholders of Steel Partners Holdings L.P. (the "Company") approved the Company's Amended and Restated 2018 Incentive Award Plan (the "A&R 2018 Plan"), increasing the number of the Company's common limited partnership units, $0 par value ("LP Units") reserved for issuance thereunder by 500,000 to a total of 1,000,000 LP Units. The material terms of the A&R 2018 Plan are described in the Company's definitive proxy statement, dated April 3, 2020, under the heading "Proposal No. 4 — Adoption of the Amended and Restated 2018 Incentive Award Plan," which is incorporated herein by reference. This description of the A&R 2018 Plan is also qualified by reference to the text of the A&R 2018 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On May 22, 2020, the Company announced that the board of directors of its general partner (the "Board") had declared a regular quarterly cash distribution of $0.375 per unit, payable June 15, 2020, to unitholders of record as of June 1, 2020, on its 6% Series A Preferred Units, no par value ("Series A Preferred"). In accordance with the Company's Eighth Amended and Restated Agreement of Limited Partnership, such distributions will be made in kind, such that holders of Series A Preferred will receive additional units equal to the product of units held and the $0.375 per unit quarterly dividend divided by the Series A Preferred liquidation preference of $25.00 per unit. No fraction of a Series A Preferred will be issued by virtue of the quarterly dividend, but in lieu thereof each preferred unitholder will be paid an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the $25.00 Series A liquidation preference. The Company's press release announcing such dividend is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of the Board and will be dependent upon a number of factors, including the Company's results of operations, cash flows, financial position and capital requirements, among others.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Steel Partners Holdings L.P. Amended and Restated 2018 Incentive Award Plan
99.1	Press Release Dated May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2020	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer